LEGG MASON WOOD WALKER
                                  INCORPORATED

                        7 East Redwood Street, 6th Floor
                               Baltimore, MD 21202

                         PENNSYLVANIA ENTERPRISES, INC.
                           OFFER TO PURCHASE FOR CASH
                   UP TO 2,000,000 SHARES OF ITS COMMON STOCK
             (INCLUDING THE ASSOCIATED COMMON STOCK PURCHASE RIGHTS)


        THE OFFER, PRORATION PERIOD AND WITHDRAWAL RIGHTS WILL EXPIRE
    AT 5:00 P.M., NEW YORK CITY TIME, ON MONDAY, APRIL 8, 1996, UNLESS THE
                              OFFER IS EXTENDED.

                                                                  March 11, 1996

To Brokers, Dealers, Commercial
 Banks, Trust Companies and
 Other Nominees:


   In our capacity as Dealer Manager (the "Dealer Manager"), we are enclosing the material listed below relating to the offer of Pennsylvania Enterprises, Inc., a Pennsylvania corporation (the "Company"), to purchase up to 2,000,000 shares of its Common Stock, no par value, stated value $10.00 per share (the "Shares") (including the associated common stock purchase rights issued pursuant to the Rights Agreement, dated as of April 26, 1995, between the Company and Chemical Bank, as the Rights Agent), at prices not greater than $39.00 nor less than $37.00 per Share, net to the seller in cash, specified by tendering stockholders, upon the terms and subject to the conditions set forth in the Offer to Purchase, dated March 11, 1996 (the "Offer to Purchase"), and in the related Letter of Transmittal (which together constitute the "Offer"). The Company will determine a single price (not greater than $39.00 nor less than $37.00 per Share) that it will pay for Shares validly tendered pursuant to the Offer (the "Purchase Price"), taking into account the number of Shares so tendered and the prices specified by tendering stockholders. The Company will select the Purchase Price that will enable it to purchase 2,000,000 Shares (or such lesser number of Shares as are validly tendered at prices not greater than $39.00 nor less than $37.00 per Share) pursuant to the Offer. The Company will purchase all Shares validly tendered at prices at or below the Purchase Price and not withdrawn, upon the terms and subject to the conditions of the Offer, including the provisions relating to proration and conditional tenders described in the Offer to Purchase.

   The Purchase Price will be paid in cash, net to the seller, with respect to all Shares purchased. Shares tendered at prices in excess of the Purchase Price and Shares not purchased because of proration and conditional tenders will be returned.

   THE OFFER IS NOT CONDITIONED UPON ANY MINIMUM NUMBER OF SHARES BEING TENDERED. The Offer is, however, subject to other conditions. See Section 7 of the Offer to Purchase.

   We are asking you to contact your clients for whom you hold Shares registered in your name (or in the name of your nominee) or who hold Shares registered in their own names. Please bring the Offer to their attention as promptly as possible.

   The Company will pay a solicitation fee of $0.50 per Share for any Shares tendered and accepted for payment pursuant to the Offer covered by a Letter of Transmittal which designates, as having solicited and obtained the tender, the name of (i) any broker or dealer in securities, including the Dealer Manager in its capacity as a broker or dealer, which is a member of any national securities exchange or of the National Association of Securities Dealers, Inc. (the "NASD"), (ii) any foreign broker or dealer not eligible for membership in the NASD which agrees to conform to the NASD's Rules of Fair Practice in soliciting tenders outside the United States to the same extent as though it were an NASD member, or (iii) any bank or trust company (each of which is referred to herein as a "Soliciting Dealer"). No such fee shall be payable to a Soliciting Dealer with respect to the tender of Shares by a holder unless the Letter of Transmittal accompanying such tender designates such Soliciting Dealer. No such fee shall be payable to a Soliciting Dealer if such Soliciting Dealer is required for any reason to transfer the amount of such fee to a depositing holder (other than itself). No such fee shall be payable to a Soliciting Dealer with respect to Shares tendered for such Soliciting Dealer's own account. No broker, dealer, bank, trust company or fiduciary shall be deemed to be the agent of the Company, the Depositary (as defined below), the Dealer Manager or the Information Agent for purposes of the Offer.

   The Company will also, upon request, reimburse Soliciting Dealers for reasonable and customary handling and mailing expenses incurred by them in forwarding materials relating to the Offer to their customers. The Company will pay all stock transfer taxes applicable to its purchase of Shares pursuant to the Offer, subject to Instruction 7 of the Letter of Transmittal.

   In order for a Soliciting Dealer to receive a solicitation fee, Chemical Mellon Shareholder Services, L.L.C., as Depositary (the "Depositary") must have received from such Soliciting Dealer a properly completed and duly executed Notice of Solicited Tenders in the form attached hereto (or facsimile thereof) within five business days after the expiration of the Offer.

   For your information and for forwarding to your clients, we are enclosing the following documents:

       1. The Offer to Purchase, dated March 11, 1996.

       2. The Letter of Transmittal for your use and for the information of your clients.

       3. A letter to stockholders of the Company from the President and Chief Executive Officer of the Company.

       4. The Notice of Guaranteed Delivery to be used to accept the Offer if the Shares and all other required documents cannot be delivered to the Depositary by the Expiration Date (as defined in the Offer to Purchase).

       5. A letter which may be sent to your clients for whose accounts you hold Shares registered in your name or in the name of your nominee, with space for obtaining such clients|Al instructions with regard to the Offer.

       6. Guidelines of the Internal Revenue Service for Certification of Taxpayer Identification Number on Substitute Form W-9 providing information relating to backup federal income tax withholding.

       7. A return envelope addressed to Chemical Mellon Shareholder Services, L.L.C., the Depositary.

   WE URGE YOU TO CONTACT YOUR CLIENTS AS PROMPTLY AS POSSIBLE. PLEASE NOTE THAT THE OFFER, PRORATION PERIOD AND WITHDRAWAL RIGHTS EXPIRE AT 5:00 P.M., NEW YORK CITY TIME, ON MONDAY, APRIL 8, 1996, UNLESS THE OFFER IS EXTENDED.

   As described in the Offer to Purchase, if more than 2,000,000 Shares have been validly tendered at or below the Purchase Price and not withdrawn on or prior to the Expiration Date, as defined in Section 1 of the Offer to Purchase, the Company will purchase Shares in the following order of priority: (a) all Shares (excluding Shares held in a Savings Plan account) validly tendered at or below the Purchase Price and not withdrawn on or prior to the Expiration Date by any stockholder (an "Odd Lot Owner") who owned beneficially an aggregate of fewer than 100 Shares (including any Shares held in the Dividend Reinvestment Plan and the Savings Plan and fractional Shares) as of the close of business on March 7, 1996, or, in the case of Shares allocated to a Savings Plan account, as of the close of business on January 1, 1996, and who validly tenders all of such Shares (partial and conditional tenders will not qualify for this preference) and completes the box captioned "Odd Lots" on the Letter of Transmittal and, if applicable, the Notice of Guaranteed Delivery or, in the case of Shares held in a Dividend Reinvestment Plan account, in the "Memorandum to Participants in the Dividend Reinvestment and Stock Purchase Plan"; (b) after purchase of all the foregoing Shares, subject to the conditional tender provisions described in Section 6 of the Offer to Purchase, all other Shares validly tendered at or below the Purchase Price and not withdrawn on or prior to the Expiration Date on a pro rata basis, if necessary (with appropriate adjustments to avoid purchases of fractional Shares, other than Shares held in the Dividend Reinvestment Plan and the Savings Plan); and (c) if necessary, Shares conditionally tendered, for which the condition was not satisfied, at or below the Purchase Price and not withdrawn on or prior to the Expiration Date, selected by random lot in accordance with Section 6.

   NEITHER THE COMPANY NOR ANY OF ITS DIRECTORS OR EXECUTIVE OFFICERS MAKES ANY RECOMMENDATION TO ANY STOCKHOLDER AS TO WHETHER TO TENDER ALL OR ANY SHARES. EACH STOCKHOLDER MUST MAKE HIS OR HER OWN DECISION AS TO WHETHER TO TENDER SHARES AND, IF SO, HOW MANY SHARES TO TENDER AND AT WHAT PRICE. THE COMPANY HAS BEEN ADVISED THAT NO DIRECTOR OR EXECUTIVE OFFICER OF THE COMPANY OR ANY OF ITS AFFILIATES INTENDS TO TENDER SHARES PURSUANT TO THE OFFER.


   Any questions, requests for assistance or requests for additional copies of the enclosed materials may be directed to D.F. King & Co., Inc. (the "Information Agent") at the address and telephone number set forth on the back cover of the enclosed Offer to Purchase.


                                                 Very truly yours,

                                           LEGG MASON WOOD WALKER, INCORPORATED


   NOTHING CONTAINED HEREIN OR IN THE ENCLOSED DOCUMENTS SHALL CONSTITUTE YOU THE AGENT OF THE COMPANY, THE DEALER MANAGER, THE INFORMATION AGENT OR THE DEPOSITARY, OR AUTHORIZE YOU OR ANY OTHER PERSON TO USE ANY DOCUMENT OR MAKE ANY STATEMENT ON BEHALF OF ANY OF THEM IN CONNECTION WITH THE OFFER OTHER THAN THE DOCUMENTS ENCLOSED HEREWITH AND THE STATEMENTS CONTAINED THEREIN.

                         NOTICE OF SOLICITED TENDERS


   List below the number of Shares tendered by each beneficial owner whose tender you have solicited. All Shares beneficially owned by a beneficial owner, whether in one account or several, and in however many capacities, must be aggregated for purposes of completing the table below. Any questions as to what constitutes beneficial ownership should be directed to the Depositary. If the space below is inadequate, list the Shares in a separate signed schedule and affix the list to this Notice of Solicited Tenders. Please do not complete the sections of the table headed "TO BE COMPLETED ONLY BY DEPOSITARY."

   ALL NOTICES OF SOLICITED TENDERS SHOULD BE RETURNED TO THE DEPOSITARY. ALL QUESTIONS CONCERNING THE NOTICES OF SOLICITED TENDERS SHOULD BE DIRECTED TO THE INFORMATION AGENT.


                        TO BE COMPLETED BY         TO BE COMPLETED ONLY     TO BE COMPLETED ONLY
                        THE SOLICITING DEALER      BY DEPOSITARY            BY DEPOSITARY
                        Number of Shares           Number of Shares         Fee
BENEFICIAL OWNERS       TENDERED                   ACCEPTED                 ($0.50 PER SHARE)

Beneficial Owner
No. 1

Beneficial Owner
No. 2

Beneficial Owner
No. 3

Beneficial Owner
No. 4

Beneficial Owner
No. 5

Beneficial Owner
No. 6

Beneficial Owner
No. 7

Beneficial Owner
No. 8

Beneficial Owner
No. 9

Beneficial Owner
No. 10

Total




   All questions as to the validity, form and eligibility (including time of receipt) of Notices of Solicited Tenders will be determined by the Depositary, in its sole discretion, which determination will be final and binding. Neither the Depositary nor any other person will be under any duty to give notification of any defects or irregularities in any Notice of Solicited Tenders or incur any liability for failure to give such notification.

   The undersigned hereby confirms that: (i) it has complied with the applicable requirements of the Securities Exchange Act of 1934, as amended, and the applicable rules and regulations thereunder, in connection with such solicitation; (ii) it is entitled to such compensation for such solicitation under the terms and conditions of the Offer to Purchase; (iii) in soliciting tenders of Shares, it has used no soliciting materials other than those furnished by the Company; and (iv) if it is a foreign broker or dealer not eligible for membership in the NASD, it has agreed to conform to the NASD's Rules of Fair Practice in making solicitations.



_______________________________        _____________________________________
Printed Firm Name                      Address


_______________________________        _____________________________________
Authorized Signature                   Address Code and Telephone Number